As filed with the Securities and Exchange Commission on February 2, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

New York Mortgage Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	47-0934168
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

52 Vanderbilt Avenue, Suite 403
New York, New York 10017
(212) 792-0107
 (Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Steven R. Mumma
Chief Executive Officer
New York Mortgage Trust, Inc.
52 Vanderbilt Avenue, Suite 403
New York, New York 10017
(212) 792-0107
(732) 559-8250 (Telecopy)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Daniel M. LeBey, Esq.
Christopher C. Green, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200
(804) 788-8218 (Telecopy)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, Preferred Stock, Debt Securities(1)(5),			$250,000,000	$28,650

(1)
Subject to footnote (3), there is being registered hereunder such indeterminate number or amount of securities of each identified class of securities of New York Mortgage Trust, Inc. as may from time to time be issued or sold at indeterminate prices, with an aggregate initial public offering price not to exceed $250,000,000.  Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.  No additional consideration will be received for such securities and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933.  For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(2)	Not required to be included in accordance with General Instruction II.D of Form S-3 under the Securities Act of 1933.

(3)
Estimated solely for the purpose of calculating the registration fee.  No separate consideration will be received for shares of common stock as may, from time to time, be issued upon conversion of shares of preferred stock or debt securities registered hereunder.  No separate consideration will be received for shares of preferred stock as may, from time to time, be issued upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, preferred stock.

(4)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.  Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is offsetting the registration fee of $28,650 due under this Registration Statement by the $1,005 registration fee that was previously paid with respect to securities of the registrant with a maximum aggregate offering price of $18,018,500 that were registered on the Registration Statement on Form S-3 (File No. 333-162654) originally filed by the registrant on October 23, 2009, which securities were not sold.

(5)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

______________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2012

PROSPECTUS

$250,000,000

Common Stock
 Preferred Stock
Debt Securities

We may offer and sell, from time to time, in one or more offerings, up to an aggregate of $250,000,000 of the common stock, preferred stock and debt securities described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “NYMT.”  The last reported sale price of our common stock on the Nasdaq Capital Market on February 1, 2012, was $7.08 per share.

To preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes, we impose certain restrictions on the ownership and transfer of our capital stock.  See “Description of Common Stock — Restrictions on Ownership and Transfer” and “Description of Preferred Stock — Restrictions on Ownership and Transfer; Change of Control Provisions.”

Investing in our securities involves substantial risks. You should carefully read and consider the information under “Risk Factors” on page 5 of this prospectus supplement and any prospectus supplement before making a decision to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2012.

TABLE OF CONTENTS

 Page

ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING INFORMATION	1
OUR COMPANY	3
RISK FACTORS	5
USE OF PROCEEDS	5
DESCRIPTION OF THE SECURITIES WE MAY OFFER	5
DESCRIPTION OF COMMON STOCK	6
DESCRIPTION OF PREFERRED STOCK	10
DESCRIPTION OF DEBT SECURITIES	12
GLOBAL SECURITIES	24
CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS	25
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	30
PLAN OF DISTRIBUTION	52
CERTAIN LEGAL MATTERS	55
EXPERTS	55
WHERE YOU CAN FIND MORE INFORMATION	55
INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC	55

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may offer and sell any combination of our common stock, preferred stock and debt securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Incorporation By Reference Of Information Filed With The SEC” and “Where You Can Find More Information.”

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, as “we,” “us,” “Company,” or “our,” unless we specifically state otherwise or the context indicates otherwise. We refer to Hypotheca Capital, LLC, one of our wholly-owned taxable REIT subsidiaries, as “Hypotheca,” New York Mortgage Funding, LLC, one of our wholly-owned taxable REIT subsidiaries, as “NYMF,” and RB Commercial Mortgage LLC, our wholly-owned subsidiary, as “RBCM.”

ii

FORWARD-LOOKING INFORMATION

 When used in this prospectus, in future filings with the Securities and Exchange Commission, or the SEC, or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “goal,” “objective,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements may relate to, among other things, our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently in our possession.  These beliefs, assumptions and expectations may change as a result of many possible events or factors, not all of which are known to us or are within our control.  If a change occurs, the performance of our portfolio and our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements.  You should carefully consider these risks, along with the following factors that could cause actual results to vary from our forward-looking statements, before making an investment in our securities:

•	changes in our business and strategies;

•	our ability to successfully diversify our investment portfolio and identify suitable assets to invest in;

•
the effect of the Federal Reserve’s and the U.S. Treasury’s actions and programs, including future purchases or sales by the Federal Reserve or U.S. Treasury of residential adjustable-rate, hybrid adjustable-rate, or fixed-rate mortgage-backed securities, or RMBS, issued or guaranteed by a federally chartered corporation, or GSE, such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, or an agency of the U.S. government, such as the Government National Mortgage Association, or Ginnie Mae, on the liquidity of the capital markets and the impact and timing of any further programs or regulations implemented by the U.S. Government or its agencies;

•	any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac or Ginnie Mae and the U.S. Government;

•	increased prepayments of the mortgages and other loans underlying our investment securities;

•	the volatility of the markets for our targeted assets;

•	changes in the market value of our assets;

•	increased rates of default and/or decreased recovery rates on our assets;

•	mortgage loan modification programs and future legislative action, including actions that may lead to greater refinancings and higher prepayment spreads;

•	the degree to which our hedging strategies may or may not protect us from, or expose us to, credit, prepayment or interest rate risk;

•	changes in the availability, terms and deployment of capital;

•	changes in interest rates and interest rate mismatches between our assets and related borrowings;

•	our ability to maintain existing financing agreements, obtain future financing arrangements and the terms of such arrangements;

•	changes in economic conditions generally and the mortgage, real estate and debt securities markets specifically;

•	legislative or regulatory changes;

•	changes to United States generally accepted accounting principles, or GAAP; and

•
the other important factors identified, or incorporated by reference in this prospectus or any accompanying prospectus supplement, including, but not limited to those under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed by us with the SEC, as well as those described under the caption “Risk Factors” in this prospectus and any accompanying prospectus supplement and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed by us with the SEC.

We cannot guarantee future results, levels of activity, performance or achievements.  You should not place undue reliance on forward-looking statements, which apply only as of the date on which they are made.  Except as obligated by law, we do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth or incorporated by reference in this prospectus or any accompanying prospectus supplement to reflect new information, future events or otherwise.

OUR COMPANY

General

We are a real estate investment trust, or REIT, in the business of acquiring, investing in, financing and managing primarily mortgage-related assets. Our principal business objective is to generate net income for distribution to our stockholders resulting primarily from the spread between the interest and other income we earn on our interest-earning assets and the interest expense we pay on the borrowings that we use to finance our leveraged assets plus our operating costs. We intend to achieve this objective by investing in a broad class of mortgage-related assets that in the aggregate will generate what we believe are attractive risk-adjusted total returns for our stockholders. Our targeted assets currently include:

•
RMBS consisting of pass-through certificates, collateralized mortgage obligations, or CMOs, interest only and inverse interest only securities, which we collectively refer to as IOs, and principal-only securities, or POs, that are issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. We refer to these securities as Agency RMBS;

•	commercial mortgage-backed securities, or CMBS, comprised of mortgage loans backed by multi-family properties, which we refer to as multi-family CMBS; and

•	other commercial real estate-related debt investments.

Subject to maintaining our qualification as a REIT, we also may opportunistically acquire and manage various other types of financial assets that we believe will compensate us appropriately for the risks associated with them, including, without limitation, RMBS backed by prime jumbo and Alternative A-paper mortgage loans, which we refer to as non-Agency RMBS (which may include IOs and POs), and residential mortgage loans.

Prior to 2009, our investment portfolio was primarily comprised of Agency RMBS, certain non-Agency RMBS originally rated in the highest rating category by two rating agencies and prime credit quality residential adjustable-rate mortgage loans, or prime ARM loans, held in securitization trusts. Since 2009, we have repositioned our investment portfolio away from one primarily focused on leveraged Agency RMBS and prime ARM loans held in securitization trusts to a more diversified portfolio that includes elements of credit risk with reduced leverage, as evidenced by our investments in residential mortgage loans in 2010 and our establishment and initial funding of our Midway Residential Mortgage Portfolio and multi-family CMBS investments in 2011.  We believe this strategy will enable us to construct a diversified investment portfolio designed to provide attractive risk-adjusted returns across a variety of market conditions and economic cycles.

We have elected to be taxed as a REIT and have complied, and intend to continue to comply, with the provisions of the Internal Revenue Code of 1986, as amended, or Internal Revenue Code, with respect thereto. Accordingly, we do not expect to be subject to federal income tax on our REIT taxable income that we currently distribute to our stockholders if certain asset, income and ownership tests and recordkeeping requirements are fulfilled.  However, even if we maintain our qualification as a REIT, we may be subject to some federal, state and local taxes on our income generated in our taxable REIT subsidiaries, or TRSs.

Midway Residential Mortgage Portfolio

In February 2011, we established our Midway Residential Mortgage Portfolio, which is a separate account owned by us and managed by The Midway Group, LP, or Midway, that focuses on achieving long-term capital appreciation on our investments across various market cycles, including, various interest rate, yield curve, prepayment and credit market cycles, primarily through investments in a hedged portfolio of mortgage-related securities, contract rights and derivatives. Midway, which is responsible for administering the business activities and day-to-day operations of the Midway Residential Mortgage Portfolio, is a private investment management group with an approximately 12-year history of investing in a broad spectrum of RMBS and derivatives.

The Midway Residential Mortgage Portfolio focuses primarily on investments in Agency RMBS, including significant investments in IOs issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, and derivative instruments. To fund its investments, the Midway Residential Mortgage Portfolio will borrow money from banks and other financing counterparties and may trade on margin to leverage its investments, and in so doing, may pledge its assets as security for such borrowings. We generally anticipate targeting a leverage ratio of 3 to 1 for the Midway Residential Mortgage Portfolio; however, there may be occasional short-term increases or decreases in the amount of leverage used due to significant market events, and we may change our leverage strategy at any time.

Subject to our intention to maintain our qualification as a REIT, we will use hedging instruments to reduce our risk associated with changes in interest rates, mortgage spreads, swap spreads, yield curve shapes, and market volatility and to protect long-term returns. These hedging instruments may include mortgage derivatives and forward-settling purchases and sales of Agency RMBS where the underlying pools of mortgage loans are “To-Be-Announced,” or TBAs, Euro-dollar futures, interest rate options, swaps and U.S. treasuries. Pursuant to our TBA transactions, we agree to purchase or sell, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered or received, as applicable, is not identified until shortly before the TBA settlement date. We typically do not take delivery of TBAs, but rather settle with our trading counterparties on a net basis. Although TBAs are liquid and have quoted market prices and represent the most actively traded class of RMBS, the use of TBAs exposes us to increased market value risk.  We may conduct TBA transactions through one of our TRSs.

Multi-Family CMBS Investments

In April 2011, we formed a relationship with RiverBanc LLC, or RiverBanc, a privately owned investment management and specialty finance company, for the purpose of investing in multi-family CMBS, such as Freddie Mac Multifamily Loan Securitization 2011 K-Series’ assets, and, to a lesser extent, other commercial real estate-related debt investments, such as mezzanine loans and preferred equity investments in commercial properties. We intend to finance our investment in these assets through working capital and, subject to market conditions, both short- and long-term borrowings or any combination thereof.

Pursuant to an investment management agreement between RiverBanc and us, RiverBanc will source, structure and manage our investments in these asset classes. Under the terms of RiverBanc’s operating agreement, we may acquire up to 17% of the limited liability company interests of RiverBanc, upon satisfying certain funding thresholds. As of December 31, 2011, we owned none of the outstanding limited liability company interests of RiverBanc.

Corporate Offices

We are a Maryland corporation that was formed in 2003. Our principal executive offices are located at 52 Vanderbilt Avenue, Suite 403, New York, New York 10017, and our telephone number is (212) 792-0107. Our website is www.nymtrust.com. Our website and the information contained at or connected to our website do not constitute a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves substantial risks, including the risk that you might lose your entire investment. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference in this prospectus), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find More Information” below. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not identified, may also materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and the accompanying prospectus supplement to acquire our target assets and for general corporate purposes, including the repayment of indebtedness.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains a summary description of the common stock, preferred stock and debt securities that we may offer from time to time.  As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security.  The particular terms of any security will be described in the accompanying prospectus supplement and other offering material.  The accompanying prospectus supplement may update, change or add to the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 400,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2011, 13,938,273 shares of common stock were issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, without stockholder approval.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence.

Dividends, Liquidation and Other Rights

All of our outstanding shares of common stock are duly authorized, fully paid and nonassessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Holders of our shares of common stock have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.

Power to Issue Additional Shares of Common Stock and Preferred Stock

Our charter also authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, to classify and reclassify any unissued shares of our common stock and preferred stock into any other classes or series of classes of our stock, to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. We believe that the power of our board of directors to take these actions provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock that our common stockholders or otherwise believe to be in their best interest.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year. In addition, if certain “disqualified organizations” hold our stock, although the law on the matter is unclear, a tax might be imposed on us if a portion of our assets is treated as a taxable mortgage pool. In addition, a tax will be imposed on us if certain disqualified organizations hold our stock and we hold a residual interest in a real estate mortgage investment conduit, or REMIC.

To help us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and prohibits certain entities from owning our stock. Our charter was amended in June 2009 to reduce the aggregate stock ownership limit and common stock ownership limit from 9.9% to 5%.  As amended, our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either (i) more than 5% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 5% in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock.  However, to the extent that any person’s “beneficial ownership” or “constructive ownership” of our stock immediately prior to the effectiveness of the June 2009 charter amendment exceeded the 5% ownership limit described in the preceding sentence, the ownership limit is not effective for such person until that person’s ownership percentage falls below the 5% ownership limit; provided, however, that until such time as the person’s ownership percentage falls below the 5% ownership limit, any further acquisition of our capital stock by such person will be in violation of the ownership limits established by our charter. Our board of directors is permitted under our charter to increase or decrease the common stock ownership limit and the aggregate stock ownership limit from time to time, and to waive these ownership limits on a case by case basis so long as the waiver will not allow five or fewer individuals to beneficially own more than 49.9% in value of our outstanding capital stock or otherwise cause us to fail to comply with applicable REIT ownership requirements under the Internal Revenue Code. Our charter prohibits the following “disqualified organizations” from owning our stock: the United States; any state or political subdivision of the United States; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Internal Revenue Code, that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code and any rural electrical or telephone cooperative.

Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code, and (b) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described in the first sentence of the paragraph directly above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.  Our board of directors has granted exemptions from the ownership limits from time to time in the past, including the grant of a waiver to allow Joseph A. Jolson, an affiliate of Harvest Capital Strategies LLC and JMP Group Inc., to own up to 25% of the aggregate value of our outstanding stock.

Any transfer that results in our shares of stock being owned by fewer than 100 persons will be void.  However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary.  The prohibited owner will receive the lesser of:

•
the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee.  Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary.  If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•
to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee.  We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.  We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every holder of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of all classes or series of our capital stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such holder, the number of shares of each class and series of shares of our stock that the holder beneficially owns and a description of the manner in which the shares are held.  Each holder shall provide to us such additional information as we may request in order to determine the effect, if any, of the holder’s beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations.  In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF PREFERRED STOCK

The following summary description of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

General

Our charter authorizes our board of directors to issue 200,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and with rights, preferences, privileges and restrictions that our board of directors may fix or designate without any further vote or action by our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for you or otherwise be in your best interest.

Terms

When we issue preferred stock, it will be fully paid and non-assessable. The preferred stock will not have any preemptive rights.

Articles supplementary that will become part of our charter will reflect the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:

•	the title and stated value;

•	the number of shares, liquidation preference and offering price;

•	the dividend rate, dividend periods and payment dates;

•	the date on which dividends begin to accrue or accumulate;

•	any auction and remarketing procedures;

•	any retirement or sinking fund requirement;

•	the price and the terms and conditions of any redemption right;

•	any listing on any securities exchange;

•	the price and the terms and conditions of any conversion or exchange right;

•	any voting rights;

•	the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

•	any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions.

Restrictions on Ownership and Transfer; Change of Control Provisions

As discussed above under “Description of Common Stock — Restrictions on Ownership and Transfer,” our charter contains restrictions on ownership and transfers of our capital stock.  In addition, the articles supplementary designating the terms of each series of preferred stock may also contain additional provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

For a discussion of provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see “Certain Provisions of Maryland Law and of our Charter and Bylaws.”

Transfer Agent

The prospectus supplement will identify the transfer agent and registrar for the preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the “Debt Securities.” When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities.  The open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement.  In this prospectus we refer to the Indenture (for Debt Securities) as the Debt Securities Indenture.  We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”

The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations.  The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[ ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities.  In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.”  Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue.  Our Debt Securities Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

We have summarized selected provisions of the Debt Securities Indenture below.  Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus.  The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture.  You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities.  These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness.  Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities.  We incur indebtedness from time to time to finance many of our assets pursuant to repurchase agreements and certain other structured finance instruments, such as the trust preferred securities issued by our subsidiary, Hypotheca, pursuant to which we guarantee the payment of notes by Hypotheca that back the trust preferred securities issued by it.  This indebtedness is deemed to be secured indebtedness.  As a result, we have a significant amount of secured indebtedness at any given time in relation to our total assets.  The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.

Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including repurchase agreements, financing and the capital markets.  Holders of our Debt Securities will effectively have a junior position to claims of our creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series

The Debt Securities may from time to time be issued in one or more series.  You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities of the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination, if applicable, at which the Debt Securities will bear interest, if any, and:

•	the date from which the interest will accrue;

•	the dates on which we will pay interest;

•	to whom the interest is payable, if other than the registered holder;

•	our ability, if any, to defer interest payments and any related restrictions during any interest deferral period; and

•	the record date for any interest payable on any interest payment date;

•	the place where:

•	the principal of, premium, if any, and interest on the Debt Securities will be payable;

•	you may register the transfer of the Debt Securities;

•	you may exchange the Debt Securities; and

•	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•
the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•
the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•
if any Debt Securities are denominated in a currency other than U.S. dollars or in a composite currency, the obligations or instruments that will be considered eligible obligations with respect to such Debt Securities and any additional provisions for the reimbursement of the Company’s indebtedness with respect to such Debt Securities after the satisfaction or discharge thereof;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•
the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside of the applicable indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	any addition to the events of default applicable to any Debt Securities and any addition to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so:

•	the terms and conditions upon which the global securities may be exchanged for certificated Debt Securities;

•	the depositary for the global securities; and

•	the form of legend to be set forth on the global securities;

•	whether we are issuing the Debt Securities as bearer certificates;

•
any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

•	the material federal income tax consequences applicable to the Debt Securities.

For more information, see Section 3.01 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount.  You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than U.S. dollars.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities.  For more information, see Article XV of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, in the event:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due;

•
any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding;

then no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made until all amounts due to holders of Senior Indebtedness have been paid in full.

Upon any distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all:

•	obligations (other than non-recourse obligations and the indebtedness issued under the applicable Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

•	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

•	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles;

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments;

•	obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•	obligations issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course);

•
obligations for claims, as defined in section 101(5) of the United States Bankruptcy Code of 1978, as amended, in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•	obligations of another person for which we have guaranteed or assumed direct or indirect responsibility or liability.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness we may issue.

Form, Exchange and Transfer

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 2.01 and 3.02 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.

No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the applicable Debt Securities Indenture.

The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.

We will not be required to issue, register the transfer of, or exchange any:

•
Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 3.05 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the Debt Securities Trustee by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.02, 4.03 and 4.04 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 4.04 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other corporation, nor may we transfer or lease substantially all of our assets and property to any other person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

•	is organized and validly existing under the laws of any domestic jurisdiction; and

•	expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•	immediately after giving effect to the transaction, no event of default, and no event that (after notice or lapse of time or both) would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 11.01 of the applicable Debt Securities Indenture.

Events of Default

Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment when due on any Debt Securities of that series;

•
breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

For more information, see Section 8.01 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount Debt Securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

•	all overdue interest on all Debt Securities of the particular series;

•
the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

•	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

•	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•
any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 8.02 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•
the holders of at least a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default has occurred and is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•
the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 8.07 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Sections 6.05 and 6.06 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•
to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•
to provide for the authentication and delivery of bearer securities (and coupons representing any interest thereon) and for procedures for the registration, exchange and replacement of such bearer securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders of such bearer securities, and for all related incidental matters;

•
to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where:

•	the principal of and any premium and interest on any Debt Securities are payable;

•	any Debt Securities may be surrendered for registration of transfer or exchange; or

•	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 12.01 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 6.06 of the applicable Debt Securities Indenture); and

•
any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If there are Debt Securities of more than one series outstanding under a Debt Securities Indenture and less than all of such series are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

•	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

•	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

•	reduce any premium payable upon the redemption of the Debt Securities;

•	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

•	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•
may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•
may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•
changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 12.02 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof, and other required documentation.  Included among the documentation we are required to deliver to be deemed to have our indebtedness deemed satisfied and discharged with respect to a Debt Security pursuant to the preceding sentence is an opinion of counsel to the effect that, as a result of a change in law occurring after the date of the applicable Debt Security Indenture, the holders of such Debt Security, or portions thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of our indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. For more information, see Section 7.01 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default (after notice or lapse of time or both) has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the applicable Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the applicable Debt Securities Indenture.

GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

CERTAIN PROVISIONS OF MARYLAND LAW
AND OUR CHARTER AND BYLAWS

The following description of certain provisions of Maryland law and of our charter and bylaws is only a summary.  For a complete description, we refer you to the applicable Maryland law, our charter and our bylaws.  Our charter and bylaws are filed as exhibits to this registration statement.  See “Where You Can Find More Information.”

Number of Directors; Vacancies

Our charter and bylaws provide that the number of our directors may only be increased or decreased by a vote of a majority of the members of our board of directors.  Our board of directors has determined that the board should currently consist of five directors.  Our charter provides that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Removal of Directors

Our charter provides that a director may be removed at any time upon the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.  Absent removal of all of our directors, this provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Amendment to the Charter

Generally, our charter may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.  However, provisions in our charter related to (1) removal of directors, (2) the power of our board of directors to classify and cause us to issue additional shares of common and preferred stock and, (3) except as set forth in the sentence immediately below, the restrictions on transfer and ownership, may only be amended by the affirmative vote of the holders of two-thirds of all of the votes entitled to be cast on the matter. In addition, our board of directors may from time to time increase or decrease the common stock ownership limit and the aggregate stock ownership limit without stockholder approval.

Dissolution

Our dissolution must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  Maryland law defines an interested stockholder as:

•	any person or entity who beneficially owns 10% or more of the voting power of our stock; or

•
an affiliate or associate of ours who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•
two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved by our board of directors before the time that the interested stockholder becomes an interested stockholder.

As permitted by the Maryland General Corporation Law, our board of directors has adopted a resolution that the business combination provisions of the Maryland General Corporation Law will not apply to us.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquiror or by officers or directors who are our employees are excluded from the shares entitled to vote on the matter.  ”Control shares” are voting shares that, if aggregated with all other shares currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver an acquiring person statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.  The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our shares of stock from the control shares provisions of Maryland law.  Nothing prevents our board of directors from amending or repealing this provision in the future.

Limitation of Liability and Indemnification

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee.  The indemnification covers any claim or liability arising from such status against the person.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit of money, property or services; or

•	in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification and then only for expenses.  Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any capacity described above and to any of our or our predecessors’ employees or agents.

In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors.  The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.  Indemnification of our directors and officers may not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;

•	all claims against the director or officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the director or officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Meetings of Stockholders

Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer, our president or our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting.  Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•
by a stockholder who was a stockholder of record both at the time of the giving of notice by the stockholder and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by our board of directors; or

•
provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals.  The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.  Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five of the following provisions:

•	a classified board of directors, meaning that the directors may be divided into up to three classes with only one class standing for election in any year,

•	a director may be removed only by a two-thirds vote of the stockholders,

•	a requirement that the number of directors be fixed only by vote of the directors,

•
a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the new director to serve the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a requirement that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of the outstanding stock.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board of directors the exclusive power to fix the number of directorships, (c) require vacancies on the board of directors to be filled only by the remaining directors and (d) require that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of our outstanding stock.  Further, although we do not currently have a classified board of directors, Subtitle 8 permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to implement takeover defenses that we may not yet have, such as dividing the members of our board of directors into up to three classes with only one class standing for election in any year.

The business combination and control share acquisition provisions of Maryland law (if the applicable provisions in our bylaws are rescinded), the provisions of our charter on the removal of directors, the ownership limitations required to protect our REIT status, the board of directors’ ability to increase the aggregate number of shares of capital stock and issue shares of preferred stock with differing terms and conditions, and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for you or might otherwise be in your best interest.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the federal income tax issues that you, as a holder of our securities, may consider relevant.  Hunton & Williams LLP has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects.  Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “Taxation of Non-U.S. Stockholders” below).

The statements in this section and the opinion of Hunton & Williams LLP are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended on December 31, 2004. We believe that we are organized and we operate in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT.  This section discusses the laws governing the federal income tax treatment of a REIT. These laws are highly technical and complex.

In connection with this prospectus, Hunton & Williams LLP is rendering an opinion that we qualified to be taxed as a REIT for our taxable years ended December 31, 2004 through December 31, 2011, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2012 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.  For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify”.

As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders, but taxable income generated by Hypotheca and NYMF, our TRSs, will be subject to regular corporate income tax. The benefit of that tax treatment is that it avoids the double taxation, or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, we will be subject to federal tax in the following circumstances:

•
We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under  “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•
the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by

•	a fraction intended to reflect our profitability.

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In the event of a more than de minimis failure of any of the asset tests, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of the assets that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy any of the asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests or the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income required to be distributed from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Although the law is not entirely clear, the IRS has taken the position that similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or an equity interest in a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “Requirements for Qualification — Organizational Requirements — Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•
any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

For this reason, our charter prohibits disqualified organizations from owning our stock.

Requirements for Qualification

Organizational Requirements

A REIT is a corporation, trust, or association that meets each of the following requirements:

(1) It is managed by one or more trustees or directors.

(2) Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

(3) It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

(5) At least 100 persons are beneficial owners of its shares or ownership certificates.

(6) Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

(8) It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2005 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our capital stock are described in “Description of Common Stock — Restrictions on Ownership and Transfer.”

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation all of the capital stock of which is owned by the REIT and that has not elected to be a TRS. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries,” or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We have elected to treat Hypotheca, its wholly owned subsidiary, The New York Mortgage Company, Inc., and NYMF as TRSs. Our TRSs are subject to corporate income tax on their taxable income.  We believe that all transactions between us and our TRSs have been and will be conducted on an arm’s-length basis.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

We may make investments or enter into financing and securitization transactions that give rise to our being considered to be, or to own an interest in, one or more TMPs. Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary, that is a TMP. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary, that qualifies as a TMP is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the TMP classification does not affect the tax status of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a TMP.

If a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income.  A stockholder’s share of excess inclusion income: (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (3) would result in the application of federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply) to the extent allocable to most types of foreign stockholders.  IRS guidance indicates that our excess inclusion income will be allocated among our stockholders in proportion to our dividends paid.  However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law.  Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by “disqualified organizations.”  To the extent that our stock owned by “disqualified organizations” is held in street name by a broker-dealer or other nominee, the broker-dealer or nominee would be liable for a tax at the highest corporate rate on the portion of our excess inclusion income allocable to the stock held on behalf of the disqualified organizations.  See “— Taxation of Our Company” for a discussion of “disqualified organizations.”  A regulated investment company or other pass-through entity owning our stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations.  Tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our stock.

If we were to own less than 100% of the ownership interests in an entity that is classified as a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes, and its income would be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not own, and currently do not intend to own some, but less than all, of the ownership interests in an entity that is or will become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits;

•
income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests.  Income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we entered into on or before July 30, 2008 to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test (but are non qualifying income for purposes of the 75% gross income test). Income and gain from hedging transactions entered into after July 30, 2008 are excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.”  We will monitor the amount of our nonqualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•
an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test.  In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of (1) the date we agreed to acquire or originate the loan or (2) as discussed further below, in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.  Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% value test.  See “— Asset Tests” below.

We invest primarily in Agency RMBS, prime ARM loans held in securitization trusts and CMBS.  Other than income from embedded derivative instruments as described below, all of the income on our Agency RMBS is qualifying income for purposes of the 95% gross income test.  The Agency RMBS are treated either as interests in a grantor trust or as interests in a REMIC for federal income tax purposes.  In the case of Agency RMBS and CMBS treated as interests in grantor trusts, we are treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust.  The interest on such mortgage loans and the prime ARM loans held in securitization trusts is qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above.  In the case of Agency RMBS and CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test.  If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test.  In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holders of the related REMIC securities.  We believe that substantially all of our income from Agency RMBS, prime ARM loans held in securitization trusts and CMBS is qualifying income for the 75% and 95% gross income tests.

Certain of the terms of our mortgage loans held by our securitization trusts may in the future be modified to avoid foreclosure actions and for other reasons.  Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan.  No assurance can be provided that all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2011-16.  To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations.  If the terms of our mortgage loans are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% value test.

We may acquire distressed mortgage loans.  Revenue Procedure 2011-16 provides that that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test.  Specifically, Revenue Procedure 2011-16 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (1) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (2) the face amount of the loan (and not the purchase price or current value of the loan).  The face amount of a distressed mortgage loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan.  We will invest in distressed mortgage loans in a manner that is consistent with maintaining our qualification as a REIT.

We have entered into sale and repurchase agreements under which we nominally sold certain of our mortgage assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets.  Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see “—Asset Tests” below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement.  It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.

The interest, original issue discount, and market discount income that we receive from our mortgage loans and mortgage-backed securities generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

We have invested in Agency RMBS through TBA contracts and have recognized gain or loss upon the disposition of our investment in TBA contracts. The law is unclear regarding whether gains from dispositions of TBA contracts will be treated as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion of counsel to the effect that income and gain from the disposition of TBA contracts should be treated as qualifying income for purposes of the 75% gross income test, we will either invest and dispose of TBA contracts through a TRS or we will limit our gains from dispositions of TBA contracts and any non-qualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to dispose of TBA contracts through dollar roll transactions or otherwise, could be limited. Moreover, even if we are advised by counsel that income and gains from dispositions of TBA contracts should be treated as qualifying income, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income and any non-qualifying income exceeds 25% of our gross income. See “— Failure to Qualify.”

Dividends. Our share of any dividends received from any corporation (including Hypotheca, NYMF and any other TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Fee Income.  Fee income generally is qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Foreign Currency Gain.  Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Rents from Real Property. As a result of foreclosures on mortgage loans held by our securitization trusts, we hold a small portfolio of residential real property.  We do not intend to acquire any real property with the proceeds of this offering, but we may acquire real property or an interest therein in the future. Rents we receive with respect to real property or an interest therein will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to a modification of a lease with a controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to tenants without tainting its rental income from the related properties.

Hedging Transactions. From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts.  Income and gain from “hedging transactions” entered into on or before July 30, 2008 is excluded from gross income for purposes of the 95% gross income test (but is treated as nonqualifying income for purposes of the 75% gross income test).  Income and gain from hedging transactions entered into after July 30, 2008 are excluded from gross income for purposes of both the 75% and 95% gross income tests.  A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets.  A “hedging transaction” also includes any transaction entered into after July 30, 2008 primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain).  We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy certain other identification requirements. To the extent that we hedge or for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “— Asset Tests”) or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prohibited Transactions. A REIT will incur a 100% tax on the net income  (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income  (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•
on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

  Although we have not made any foreclosure property elections, we may do so in the future.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests was due to reasonable cause and not due to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•
regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote or value test and the 25% securities test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership.  For purposes of the 10% value test, the term “securities” does not include:

•
“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors.  “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•
a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•
Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification — Gross Income Tests.”

The asset tests described above are based on our gross assets.

We invest primarily in Agency RMBS consisting of pass-through certificates and IOs, as well as prime ARM loans held in securitization trusts and multi-family CMBS.  We believe that these assets qualify as real estate assets or as government securities.

As discussed above under “— Gross Income Tests,” we, through our securitization trusts, own mortgage loans and we may invest in distressed mortgage loans.  In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (1) the date we agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.  Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test.  The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test.  IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date.  Under the safe harbor, when the current value of a distressed mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset.  Accordingly, an increasing portion of a distressed mortgage loan will be treated as a non-qualifying asset as the value of the distressed mortgage loan increases.  To the extent we invest in distressed mortgage loans, we will do so in a manner consistent with maintaining our qualification as a REIT.

We have entered into sale and repurchase agreements under which we nominally sold certain of our Agency RMBS to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that we are treated for REIT asset and income test purposes as the owner of the Agency RMBS that are the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the Agency RMBS during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We have invested in TBA contracts and have recognized gain and loss upon the disposition of our investment in TBA contracts. The law is unclear with respect to the qualification of TBA contracts as real estate assets or Government securities for purposes of the 75% asset test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion from counsel to the effect that TBA contracts should be treated as qualifying assets for purposes of the 75% asset test, we will either invest and dispose of TBA contracts through a TRS or we will limit our investment in TBA contracts and any non-qualifying assets to no more than 25% of our assets at the end of any calendar quarter and will limit our investments in TBA contracts with a single counterparty to no more than 5% of our assets at the end of any calendar quarter. Accordingly, our ability to purchase Agency RMBS through TBA contracts could be limited. Moreover, even if we are advised by counsel that TBA contracts should be treated as qualifying assets, it is possible that the IRS could successfully take the position that such assets are not qualifying assets. In the event that such assets were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT if the value of our TBA contracts and any non-qualifying assets exceeds 25% of our total assets at the end of any calendar quarter or if the value of our investments in TBA contracts with a single counterparty exceeds 5% of our assets at the end of any calendar quarter. See “—Failure to Qualify.”

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to value our investment in our assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test or the 10% vote or value test described above at the end of any calendar quarter, we will not lose our REIT status so long as (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure (ii) file a description of the assets that caused such failure with the IRS, and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We currently believe that our assets satisfy the foregoing asset test requirements. However, no independent appraisals have been or will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans we hold through our securitization trusts that support our Agency RMBS. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•
We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•
We may acquire investments that will be treated as having “market discount” for federal income tax purposes, because the investments will be debt instruments that we acquire for an amount less than their principal amount.  Under the federal income tax rules applicable to market discount and our elections under those rules, we are required to recognize market discount as ordinary income as it accrues. The recognition of market discount results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.

•
We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure does not apply to our 2012 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock.  We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders might be eligible for the reduced federal income tax rate of 15% on such dividends (through 2012). Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of our capital stock that, for U. S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•
a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

As long as we qualify as a REIT, a taxable U.S. stockholder must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.  For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends.  A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations.  In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.”

Legislation enacted in 2003, 2006 and 2010 reduced the maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates to 15% for tax years 2003 through 2012.  Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income, which is a maximum rate of 35% through 2012.  Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most U.S. noncorporate stockholders.  Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 15% rate on qualified dividend income.  As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income.  Currently, the highest marginal individual income tax rate on ordinary income is 35%.  However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (ii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our capital stock for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its capital stock.  We generally will designate our capital gain dividends as either 15% or 25% rate distributions.  See “— Capital Gains and Losses.”  A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as a preference item.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year.  In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain.  The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid.  The U.S. stockholder would increase the basis in its capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s capital stock.  Instead, the distribution will reduce the adjusted basis of such capital stock.  A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her capital stock as long-term capital gain, or short-term capital gain if the capital stock has been held for one year or less, assuming the capital stock is a capital asset in the hands of the U.S. stockholder.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.  Instead, these losses are generally carried over by us for potential offset against our future income.  Taxable distributions from us and gain from the disposition of the capital stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income.  In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations.  We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

For taxable years beginning after December 31, 2012, certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax.  The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or businesses and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions.  Our dividends and any gain from the disposition of our capital stock generally will be the type of gain that is subject to the Medicare tax.

Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our REIT taxable income in a particular year.  A stockholder’s share of excess inclusion income would not be allowed to be offset by any net operating losses otherwise available to the stockholder.

Taxation of U.S. Stockholders on the Disposition of Capital Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. stockholder has held the capital stock for more than one year and otherwise as short-term capital gain or loss.  However, a U.S. stockholder must treat any loss upon a sale or exchange of capital stock held by such stockholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain.  All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the capital stock may be disallowed if the U.S. stockholder purchases substantially identical capital stock within 30 days before or after the disposition.

Redemption of Preferred Stock

In general, a redemption of any preferred stock will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described in “— Taxation of U.S. Stockholders on the Disposition of Capital Stock” above).  The redemption will satisfy such tests and be treated as a sale of the preferred stock if the redemption:

•	is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock;

•	results in a “complete termination” of the U.S. stockholder’s interest in all classes of our stock; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the Internal Revenue Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as stock actually owned, generally must be taken into account.  Because the determination as to whether any of the three alternative tests of Section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “— Taxation of Taxable U.S. Stockholders” above.  In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in our company.  If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed holder just before the redemption on a pro-rata, share-by-share, basis.  The amount applied to each share will first reduce the redeemed holder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain.  If the redeemed holder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others.  Thus the redeemed holder could have gain even if such holder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred stock to the redeemed holder’s remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed holder.  Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied.  The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations.  There can, however, be no assurance as to whether, when and in what particular for such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss.  The highest marginal individual income tax rate currently is 35% (which rate applies for the period through December 31, 2012 absent further Congressional action).  The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% through December 31, 2012.  The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.”  With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate.  Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant.  In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses.  A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns).  A non-corporate taxpayer may carry forward unused capital losses indefinitely.  A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates.  A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of dividends we pay during each calendar year, and the amount of tax we withhold, if any.  Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS, Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. U.S. stockholders that hold their capital stock through foreign accounts or intermediaries will be subject to U.S. withholding tax at a rate of 30% on dividends, for taxable years beginning after December 31, 2013, and proceeds of sale of our capital stock, for taxable years beginning after December 14, 2014, if certain disclosure requirements related to U.S. accounts are not satisfied. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.  For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “— Taxation of Non-U.S. Stockholders.”

A U.S. withholding tax at a 30% rate will be imposed on dividends, for taxable years beginning after December 31, 2013, and proceeds of sale in respect of our capital stock, for taxable years beginning after December 31, 2014, received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex.  This section is only a summary of such rules.  We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on ownership of our stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits.  A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax.  However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder.  We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividend paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

However, reduced treaty rates are not available to the extent that the income allocated to the foreign stockholder is excess inclusion income.  Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our REIT taxable income in a particular year.

A non-U.S. stockholder will not incur U.S. tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its capital stock.  Instead, the excess portion of the distribution will reduce the adjusted basis of that capital stock.  A non-U.S. stockholder will be subject to tax on a distribution that exceeds both out current and accumulated earnings and profits and the adjusted basis of the capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its capital stock, as described below.  Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.  However, by filing a U.S. tax return, a non-U.S. stockholder may obtain a refund of amounts that we withhold of we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.  Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Non-U.S. stockholders will be subject to U.S. withholding tax at a rate of 30% on dividends, for taxable years beginning after December 31, 2013, and proceeds of sale in respect of our capital stock, for taxable years beginning after December 31, 2014, if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

For any year in which we qualify as a REIT, a non-U.S. stockholder could incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws known as FIRPTA.  The term “U.S. real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property.  We do not expect to make significant distributions that are attributable to gain from our sale or exchange of U.S. real property interests.  Moreover, any distributions with respect to a particular class of our capital stock that are attributable to our sale of real property will not be subject to FIRPTA, but instead will be treated as ordinary dividends as long as (1) our shares of that class of capital stock are “regularly traded” on an established securities market in the United States and (2) the non-U.S. stockholder did not own more than 5% of that class of our capital stock at any time during the one-year period ending on the date of the distribution.  If, however, we were to make a distribution with respect to a particular class of our capital stock that is attributable to gain from our sale or exchange of U.S. real property interests and a non-U.S. stockholder were subject to FIRPTA on that distribution, the non-U.S. stockholder would be taxed on the distribution as if such amount were effectively connected with a U.S. business of the non-U.S. Holder.  A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual.  A non-U.S. corporate stockholder not entitled to treaty relief or exemption also could be subject to the 30% branch profits tax on such a distribution.  We must withhold 35% of any distribution that we could designate as a capital gain dividend.  A non-U.S. stockholder would receive a credit against its U.S. federal income tax liability for any amount we withhold.

A non-U.S. stockholder should not incur a tax under FIRPTA on gains from the disposition of our capital stock because we are not and do not expect to be a U.S. real property holding corporation, or a corporation the fair market value of whose U.S. real property interests equals or exceeds 50% of the fair market value of its stock.  In addition, even if we were to become a U.S. real property holding corporation, a non-U.S. stockholder would not incur tax under FIRPTA with respect to gain realized upon a disposition of our capital stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock.  Moreover, even if we are treated as a U.S. real property holding corporation, a non-U.S. stockholder that owned, actually or constructively, 5% or less of a class of our capital stock at all times during a specified testing period would not incur tax under FIRPTA on gain from the disposition of our capital stock if that class of our capital stock held is “regularly traded” on an established securities market.  However, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•
the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

•
the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a tax of 30% on his or her capital gains.

Taxable REIT Subsidiaries

As described above, we may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.

We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a qualifying TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis.

We have elected to treat Hypotheca, its wholly owned subsidiary, The New York Mortgage Company, Inc., and NYMF as TRSs. Hypotheca and NYMF are subject to corporate income tax on their taxable income. We believe that all transactions between us and each of Hypotheca, NYMF and any other TRS that we form or acquire (including sales of loans from Hypotheca or NYMF to us or a qualified REIT subsidiary) have been and will be conducted on an arm’s-length basis.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, you should consult your tax advisor regarding the effect of sunset provisions on an investment in our securities.

State, Local and Foreign Taxes

We and/or our securityholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign income and other tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the Nasdaq Capital Market. We currently intend to list any shares of common stock sold pursuant to this prospectus on the Nasdaq Capital Market. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.  Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business.  Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents

We may sell the securities directly.  In this case, no underwriters or agents would be involved.  We may also sell the securities through agents designated by us from time to time.  In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.  Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us.  Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the applicable prospectus supplement.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make.  Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

CERTAIN LEGAL MATTERS

The legality of any securities offered by this prospectus will be passed upon for us by Hunton & Williams LLP. Certain legal matters will be passed upon for the underwriters or agents, if any, by the counsel named in the prospectus supplement. In addition, we have based the description of federal income tax consequences in “Federal Income Tax Consequences of Our Status as a REIT” upon the opinion of Hunton & Williams LLP.

 EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in the reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

 WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other documents of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at http://www.sec.gov.

Our Internet address is http://www.nymtrust.com. We make available free of charge, on or through the “SEC Filings” section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and our Code of Business Conduct and Ethics, which governs our Directors, officers and employees. Information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the following documents or information filed with the SEC and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to completion of the offering of the securities described in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011;

•	our Current Report on Form 8-K filed on March 4, 2011;

•	our Current Report on Form 8-K filed on March 18, 2011;

•	our Current Report on Form 8-K filed on May 13, 2011;

•	our Current Report on Form 8-K filed on May 31, 2011;

•	our Current Report on Form 8-K filed on June 30, 2011;

•	our Current Report on Form 8-K filed on September 20, 2011;

•	our Current Report on Form 8-K filed on November 23, 2011;

•	our Current Report on Form 8-K filed on December 2, 2011;

•	our Current Reports on Form 8-K filed December 16, 2011;

•	our Current Report on Form 8-K filed on December 29, 2011;

•	our Current Report on Form 8-K filed on December 230, 2011;

•	our Current Report on Form 8-K filed on January 5, 2012;

•	our Current Report on Form 8-K filed on January 19, 2012;

•	our Current Report on Form 8-K filed on January 20, 2012;

•	our Current Report on Form 8-K filed on February 1, 2012;

•	our definitive proxy statement on Schedule 14A filed on March 29, 2011; and

•	the description of our capital stock in our Registration Statement on Form 8-A filed on June 3, 2008.

We will provide copies of all documents incorporated into this prospectus by reference, without charge, upon oral request to our Corporate Secretary at the number listed below or in writing by first class mail to the address listed below.  Requests for such documents incorporated by reference should be directed to New York Mortgage Trust, Inc., c/o Secretary, 52 Vanderbilt Avenue, Suite 403, New York, New York 10017 or by calling our Corporate Secretary at (212) 792-0107.

Common Stock
Preferred Stock
Debt Securities
_______________________

PROSPECTUS
_______________________

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions.  All such expenses will be borne by New York Mortgage Trust, Inc.  All amounts set forth below are estimates, except for the SEC registration fee and FINRA filing fee.

Amount to be paid
SEC registration fee	$28,650
FINRA filing fee	25,500
Printing expenses (1)	5,000
Legal fees and expenses (1)	40,000
Accountants’ fees and expenses (1)	18,000
Miscellaneous (including trustee and transfer agent fees) (1)	7,850
Total	$125,000
_________________

(1)            Does not include expenses of preparing any accompanying prospectus supplements, listing fees, subsequent transfer agent fees, trustee fees and other expenses related to offerings of the securities from time to time.

ITEM 15.          INDEMNIFICATION OF OFFICERS AND DIRECTORS

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.  Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of us and at the request of us, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of us and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of us and at the request of us, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of us and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of us in any of the capacities described above and any employee or agent of us or a predecessor of us.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

ITEM 16.          EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1(a)
Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004.)

4.1(b)	Articles of Amendment of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 4, 2007.)

4.1(c)	Articles of Amendment of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 4, 2007.)

4.1(d)	Articles of Amendment of the Registrant. (Incorporated by reference to Exhibit 3.1(d) to the Company’s Current Report on Form 8-K filed on May 16, 2008.)

4.1(e)	Articles of Amendment of the Registrant. (Incorporated by reference to Exhibit 3.1(e) to the Company’s Current Report on Form 8-K filed on May 16, 2008.)

4.1(f)	Articles of Amendment of the Registrant. (Incorporated by reference to Exhibit 3.1(f) to the Company’s Current Report on Form 8-K filed on June 15, 2009.)

4.2	Bylaws of New York Mortgage Trust, Inc., as amended. (Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 4, 2011.)

4.3
Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004.)

4.4
Articles Supplementary Establishing and Fixing the Rights and Preferences of Series A Cumulative Redeemable Convertible Preferred Stock of the Company. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 25, 2008.)

4.5
Articles Supplementary Reclassifying Series A Cumulative Redeemable Convertible Preferred Stock of the Company as Preferred Stock of the Company (Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 1, 2012.)

4.6	Form of articles supplementary (for preferred stock).*

4.7	Form of certificate representing shares of preferred stock.*

4.8	Form of Indenture (for [Subordinated] Debt Securities) (open-ended).

4.9	Form of Debt Security.*

5.1	Opinion of Hunton & Williams LLP as to the validity of the securities being registered by New York Mortgage Trust, Inc.

8.1	Opinion of Hunton & Williams LLP as to certain U.S. federal tax matters.

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and Exhibit 8.1).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee on Form T-1.**

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference into this registration statement subsequent to its effectiveness.

**	Where applicable, to be filed subsequently in accordance with Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17.          UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of this registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) each prospectus required to be filed by pursuant to Rule 424(b)(2), (b)(5) or (b)(7) under the Securities Act of 1933 as part of a registration statement in reliance on Rule 430B under the Securities Act of 1933 relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act of 1933 for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B under the Securities Act of 1933, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(c)
The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or an behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Securities Act of 1933.

(f)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 2, 2012.

NEW YORK MORTGAGE TRUST, INC.

By:	/s/ Steven R. Mumma
Name:	Steven R. Mumma
Title:	Chief Executive Officer and President

KNOW BY ALL THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven R. Mumma, Nathan R. Reese, and Fredric S. Starker and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement on Form S-3 and any and all amendments thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Steven R. Mumma	By:	/s/ Fredric S. Starker
Name:	Steven R. Mumma	Name:	Fredric S. Starker
Title:	Chief Executive Officer, President and Director (Principal Executive Officer)	Title:	Chief Financial Officer (Principal Financial and Accounting Officer

Date:	February 2, 2012	Date:	February 2, 2012

By:	/s/ David R. Bock	By:	/s/ Alan L. Hainey
Name:	David R. Bock	Name:	Alan L. Hainey
Title:	Director	Title:	Director

Date:	February 2, 2012	Date:	February 2, 2012

By:	/s/ Steven G. Norcutt	By:	/s/ James J. Fowler
Name:	Steven G. Norcutt	Name:	James J. Fowler
Title:	Director	Title:	Director

Date:	February 2, 2012	Date:	February 2, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1(a)
Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004.)

4.1(b)	Articles of Amendment of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 4, 2007.)

4.1(c)	Articles of Amendment of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 4, 2007.)

4.1(d)	Articles of Amendment of the Registrant. (Incorporated by reference to Exhibit 3.1(d) to the Company’s Current Report on Form 8-K filed on May 16, 2008.)

4.1(e)	Articles of Amendment of the Registrant. (Incorporated by reference to Exhibit 3.1(e) to the Company’s Current Report on Form 8-K filed on May 16, 2008.)

4.1(f)	Articles of Amendment of the Registrant. (Incorporated by reference to Exhibit 3.1(f) to the Company’s Current Report on Form 8-K filed on June 15, 2009.)

4.2	Bylaws of New York Mortgage Trust, Inc., as amended. (Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 4, 2011.)

4.3
Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004.)

4.4
Articles Supplementary Establishing and Fixing the Rights and Preferences of Series A Cumulative Redeemable Convertible Preferred Stock of the Company. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 25, 2008.)

4.5
Articles Supplementary Reclassifying Series A Cumulative Redeemable Convertible Preferred Stock of the Company as Preferred Stock of the Company (Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 1, 2012.)

4.6	Form of articles supplementary (for preferred stock).*

4.7	Form of certificate representing shares of preferred stock.*

4.8	Form of Indenture (for [Subordinated] Debt Securities) (open-ended).

4.9	Form of Debt Security.*

5.1	Opinion of Hunton & Williams LLP as to the validity of the securities being registered by New York Mortgage Trust, Inc.

8.1	Opinion of Hunton & Williams LLP as to certain U.S. federal tax matters.

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and Exhibit 8.1).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee on Form T-1.**

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference into this registration statement subsequent to its effectiveness.

**	Where applicable, to be filed subsequently in accordance with Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.